Exhibit 10
Lock-Up Agreement

Date: September [•], 2025
The each of the Purchasers to
the Securities Purchase Agreement

Ladies and Gentlemen:
As an inducement to execute a securities purchase agreement (the “Securities Purchase Agreement”) by and between General Enterprise Ventures, Inc., a Wyoming corporation, and any successor (by merger or otherwise) thereto (the “Company”) and the purchaser signatories thereto (collectively, the “Purchasers”, in connection with a private offering (the “Offering”) of certain securities (the “Securities”) of the Company, the undersigned hereby agrees that without, in each case, the prior written consent of the Purchasers holding a majority of the total number of securities issued in the Offering (the “Majority Purchasers”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not without the prior consent of the Majority Purchasers:
(1)
offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), any shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock or Preferred Stock, as applicable (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”);

(2)	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Preferred Stock or such other securities, in cash or otherwise;
(3)
make any demand for or exercise any right with respect to, the registration of any Common Stock, Preferred Stock or any security convertible into or exercisable or exchangeable for Common Stock or Preferred Stock; or

(4)	publicly announce or disclose the intention to do any of the foregoing.
The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from, such securities.
The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is six (6) months after the closing date of the Offering pursuant to the Securities Purchase Agreement.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities:
(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;
(iii)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;
(iv)
(x) to a corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (y) as distributions of shares of Common Stock, Preferred Stock or any security convertible into or exercisable for Common Stock or Preferred Stock, as applicable, to limited partners, limited liability company members, trust beneficiaries or stockholders of the undersigned;

(v)	if the undersigned is a trust, to the beneficiary of such trust;
(vi)	by testate succession or intestate succession;
(vii)
to the Company pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s shares of Common Stock, Preferred Stock or such other securities by the Company or in connection with the termination of the undersigned’s employment or other service relationship with the Company; or

(viii)
(A) in connection with the exercise of stock options solely with cash granted pursuant to equity incentive plans described in the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”); (B) to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the SEC Reports as of the date hereof; (C) to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans; or (D) in connection with the forfeitures of shares of Common Stock to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under equity incentive plans or pursuant to other stock purchase arrangements, in each case described in the SEC Reports as of the date hereof provided that, in each case, the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock Up Agreement, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

provided, in the case of clauses (i) through (vi), that (a) such transfer shall not involve a disposition for value, and (b) the transferee agrees in writing with the Majority Purchasers to be bound by the terms of this Lock-Up Agreement and (c) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer (other than a Schedule 13D or Schedule 13G, if applicable, and Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, provided, however, that if such Form 4 or Form 5 is filed during the Lock-Up Period, such Form 4 or Form 5 shall indicate, if applicable, by footnote disclosure or otherwise that such Form 4 or Form 5 relates to a repurchase of Common Stock or Preferred Stock by the Company in connection with the termination of the undersigned’s employment with the Company or a forfeiture to satisfy tax withholding obligations, as applicable, and that any shares of Common Stock, Preferred Stock and other securities subject to the Lock-Up Agreement that continue to be held by the undersigned remain subject to the terms of the Lock-Up Agreement).
For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to:
A.
the exercise, conversion or exchange (including by means of a cashless exercise) of stock options granted pursuant to the Company’s equity incentive plans or any warrants, rights or other convertible securities; provided that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise, conversion or exchange;

B.
the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period;

C.
transfers of Common Stock pursuant to a Plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act and that is in effect as of the date of the Securities Purchase Agreement (and any related filings in connection with such sale or disposition that are required under the Exchange Act; provided that any such filings shall indicate by footnote disclosure or otherwise (1) that such sale or disposition was made in connection with a Plan and (2) the date such Plan was entered into);

D.
transactions related to shares of Common Stock, Preferred Stock or other securities acquired in open market transactions after the completion of the Offering or to shares of Common Stock or Preferred Stock acquired in the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock, Preferred Stock or other securities acquired in such open market transactions; or

E.
transfers of shares of Common Stock, Preferred Stock or any securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock, as applicable, pursuant to any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company which is approved by the Company’s Board of Directors (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock, Preferred Stock or other such securities in connection with such transaction, or vote any Common Stock, Preferred Stock or other such securities in favor of any such transaction); provided, that in the event such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the terms of this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock or Preferred Stock, as applicable, if such transfer would constitute a violation or breach of this Lock-Up Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (a) the Company notifies the Purchasers that it does not intend to proceed with the Offering, (b) the Securities Purchase Agreement does not become effective, or if the Securities Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder or (c) the Offering is not completed by October 6, 2025.

The undersigned understands that each of the Purchasers are entering into the Securities Purchase Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement and entered into this Lock-Up Agreement in order to induce you to participate in the Offering and for other good and valuation consideration.
This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles thereof.  The undersigned irrevocably (i) submits to the jurisdiction of the state courts located in the State of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.
[Signature page follows.]

Very truly yours,

Printed Name of Holder

Signature

Printed Name and Title of Person Signing
(if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]